FORUM FUNDS
                          MULTICLASS (RULE 18F-3) PLAN

                                 August 1, 2002

         This Plan is adopted by Forum Funds (the "Trust") pursuant to Rule 18f-3 under the Investment Company Act of 1940 (the "Act") in order to document the separate arrangements and expense allocations of each class of shares of beneficial interest (each a "Class", collectively the "Classes") of each of the series of the Trust identified in Appendix A (the "Fund") and the related exchange privileges.

         SECTION 1.  CLASS DESIGNATIONS

         (A) The types of Classes of the BrownIA Short-Intermediate Income Fund are: "Institutional Shares" and "A Shares." Each Class has a different arrangement for shareholder services or distribution or both, as follows:

         (1) INSTITUTIONAL  SHARES.   Are  offered  with  no  sales  charges  or
distribution expenses and are not subject to a shareholder service plan. The investment minimum is $50,000.

         (2) A SHARES. Are offered with a sales charges and are subject to a distribution plan adopted in accordance with Rule 12b-1 under the Act. The investment minimum is $2,000 (subject to certain reductions for investment through an Individual Retirement Account, a qualified retirement plan or a systematic investment plan as described in the applicable prospectus).

         (B) The types of  Classes of the  BrownIA  Small-Cap  Growth  Fund are:
"Institutional Shares," "A Shares," "B Shares" and C Shares Each Class has a different arrangement for shareholder services or distribution or both, as follows:

         (a) INSTITUTIONAL  SHARES.   Are  offered  with  no  sales  charges  or
distribution expenses but are subject to a shareholder service plan. The investment minimum is $5,000.

         (b) A SHARES. Are offered with a sales charges and are subject to a distribution plan adopted in accordance with Rule 12b-1 under the Act. The investment minimum is $2,000 (subject to certain reductions for investment through an Individual Retirement Account, a qualified retirement plan or a systematic investment plan as described in the applicable prospectus).

         (c) B SHARES. Are offered with no initial sales charge and are subject to a distribution plan adopted in accordance with Rule 12b-1 under the Act and a shareholder service plan. The investment minimum is $2,000 (subject to certain reductions for investment through an Individual Retirement Account, a qualified retirement plan or a systematic investment plan) as described in the applicable prospectus). Redemptions are subject to a maximum 5.00% deferred sales charge if made within the first year of purchase, declining to 0% if liquidated within 7 years of purchase (or of B Shares of Emerging Growth Fund, Inc.). B Shares will automatically convert to A Shares 7 years from the end of the calendar month in which the B Shares were issued (or from the date that B Shares of Emerging Growth Fund, Inc. were first purchased). For purposes of conversion, the Fund will consider B Shares purchased through the reinvestment of distributions to be held in a separate sub-account. Each time any B Shares in an investor account (other than those in the sub-account) convert, a corresponding pro rata portion of the shares in the sub-account will also convert. The Fund may suspend the conversion feature at any time.

         (d) C SHARES. Are offered with no initial sales charge and are subject to a distribution plan adopted in accordance with Rule 12b-1 under the Act and a shareholder service plan. The investment minimum is $2,000 (subject to certain reductions for investment through an Individual Retirement Account, a qualified retirement plan or a systematic investment plan as described in the applicable prospectus). Redemptions are subject to a 1.00% deferred sales charge if made within the first year of purchase.

         SECTION 2.  VOTING

         Each Class shall have exclusive voting rights on any matter submitted to a shareholder vote that relates solely to the Class' arrangement for shareholder services or distribution and each Class shall have separate voting rights with respect to any matter submitted to a shareholder vote in which the interests of one Class differ from the interests of another Class.

         SECTION 3.  CLASS EXPENSE ALLOCATIONS

         (a) DISTRIBUTION  EXPENSES.   All  expenses  incurred  under a  Class's
distribution plan adopted in accordance with Rule 12b-1 under the Act shall be allocated to that Class.

         (b) SHAREHOLDER SERVICE EXPENSES. All expenses incurred under a Class's shareholder service plan shall be allocated to that Class.

         (c) OTHER CLASS EXPENSES. The following expenses, which are incurred by Classes in different amounts or reflect differences in the amount or kind of services that different Classes receive (collectively with expenses under Sections 3(a) and 3(b), "Class Expenses"), shall be allocated to the Class that incurred the expenses to the extent practicable:

         (i)   Administration and transfer agent fees and expenses;
         (ii)  Litigation, legal and audit fees;
         (iii) State and foreign securities registration or other filing fees;
         (iv)  Shareholder report expenses;
         (v)   Trustee fees and expenses;
         (vi)  Preparation, printing and related fees and expenses for proxy
               statements  and,   with   respect   to   current   shareholders,
               prospectuses and statements of additional information;

         (vii) Expenses incurred in connection with shareholder meetings; and
         (viii)Subject to approval by the Trustees, such other fees and expenses as Forum Administrative Services, LLC ("Forum"), pursuant to Rule 18f-3, deems to be allocable to specified Classes.


         (d) CLASS EXPENSE ALLOCATIONS. Class Expenses are to be borne solely by the Class to which they relate. Item (i) of Section 3(c) in its entirety is incurred by the Fund on a Class by Class basis and, accordingly, is wholly allocated to specific Classes. All fees of a Fund's investment adviser and custodian and all portfolio based fees of the Fund's fund accountant are incurred by the Fund and not the individual Classes of the Fund. All other items in Section 3(c) are allocated to a specific Class to the extent they are attributable to the Classes in different amounts.


         SECTION 4.  OTHER ALLOCATIONS AND WAIVERS/REIMBURSEMENTS


         (a) EXPENSES APPLICABLE TO MORE THAN ONE FUND. Expenses (other than Class Expenses) incurred by the Trust on behalf of the Fund shall be allocated to the Fund and expenses (other than Class Expenses) incurred by the Trust on behalf of more than one Trust series shall be allocated among the Trust series that incurred the expenses based on the net asset values of the series in relation to the net asset value of all series to which the expense relates.

         (b) SETTLED SHARES METHOD Income, realized and unrealized capital gains and losses and expenses other than Class Expenses related to the Fund shall be allocated to each Class of the Fund based on the net asset value of the Class (excluding the value of subscriptions receivable) in relation to the net asset value of the Fund.

         (c) WAIVERS AND REIMBURSEMENTS. Nothing in this Plan shall be construed as limiting the ability of any person to waive any fee paid by the Fund or Class to that person or to reimburse any or all expenses of the Fund or Class; provided, however, that no waiver or reimbursement shall be made such that the waiver or reimbursement is, in effect, a DE FACTO modification of the fees provided for in the Fund's advisory or custody agreements.


         SECTION 5.  EXCHANGE PRIVILEGES

         Shareholders of a Class may exchange their shares for shares of the same Class of any other Fund listed in Appendix A in accordance with Section 11(a) of the Act, the rules thereunder and the requirements of the applicable prospectuses without charge.

         SECTION 6.  AMENDMENTS AND BOARD REVIEW

         (a) NON-MATERIAL AMENDMENTS. Non-material amendments to this Plan may be made at any time by the Trustees of the Trust after consultation with the applicable Fund's investment adviser.

         (b) MATERIAL AMENDMENTS. Material amendments to this Plan may only be made by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust as defined by the Act, upon a finding that the amendment is in the best interests of the Classes affected by the amendment and of the Fund and the Trust. Prior to any material amendment to this Plan, the Board of Trustees (the "Board") shall request such information as may be reasonably necessary to evaluate the Plan as proposed to be amended.

         (c) BOARD REVIEW. The Board, including a majority of those Trustees who are not interested persons of the Trust as defined in the Act, shall review periodically (i) this Plan for its continuing appropriateness and (ii) any fee waivers and expense reimbursements to determine that the Funds are in compliance with Section 4(c).

                                   FORUM FUNDS
                          MULTICLASS (RULE 18F-3) PLAN
                                   APPENDIX A

                          FUNDS AND EXCHANGE PRIVILEGES
                              As of August 1, 2002

----------------------- ----------------------------- ----------------------------------------------------------------
Class                               Fund                                  Exchange Privileges(a)
----------------------- ----------------------------- ----------------------------------------------------------------
Institutional Shares    BrownIA Short-Intermediate    - Institutional Shares - BrownIA Small-Cap Growth Fund
                        Income Fund                   - BrownIA Maryland Bond Fund
                                                      - BrownIA Growth Equity Fund
                                                      - Institutional Shares of any Money Fund

                                                      - Institutional Shares - BrownIA Small-Cap Growth Fund
                        BrownIA Small-Cap Growth      - BrownIA Maryland Bond Fund
                        Fund                          - BrownIA Growth Equity Fund
                                                      - Institutional Shares of any Money Fund
----------------------- ----------------------------- ----------------------------------------------------------------
A Shares                BrownIA Short-Intermediate    - A Shares - BrownIA Small-Cap Growth Fund
                        Income Fund                   - BrownIA Maryland Bond Fund
                                                      - BrownIA Growth Equity Fund
                                                      - Investor Shares of any Money Fund

                        BrownIA Small-Cap Growth      - A Shares - BrownIA Small-Cap Growth Fund
                        Fund                          - BrownIA Maryland Bond Fund
                                                      - BrownIA Growth Equity Fund
                                                      - Institutional Shares of any Money Fund
                                                      - Investor Shares of any Money Fund
----------------------- ----------------------------- ----------------------------------------------------------------
B Shares                BrownIA Small-Cap Growth      - A Shares - BrownIA Small-Cap Growth Fund
                        Fund                          - BrownIA Maryland Bond Fund
                                                      - BrownIA growth Equity Fund
                                                      - Institutional Shares of any Money Fund
                                                      - Investor Shares of any Money Fund
----------------------- ----------------------------- ----------------------------------------------------------------
C Shares                BrownIA Small-Cap Growth      - A Shares - BrownIA Small-Cap Growth Fund
                        Fund                          - BrownIA Maryland Bond Fund
                                                      - BrownIA Growth Equity Fund
                                                      - Investor Shares of any Money Fund
----------------------- ----------------------------- ----------------------------------------------------------------

(a) Money Funds are: (i) Daily Assets Treasury Obligations Fund, (ii) Daily Assets Government Fund, (iii) Daily Assets Government Obligations Fund, and (iv) Daily Assets Cash Fund.